Exhibit 99.2

DANAHER CORPORATION COMPLETES SEPARATION OF VERALTO CORPORATION
WASHINGTON, September 30, 2023 -- Danaher Corporation (NYSE: DHR) announced today that it has completed the separation of its Environmental & Applied Solutions segment, through the spin-off of Veralto Corporation. Veralto will begin "regular way" trading on the New York Stock Exchange on October 2, 2023, under the symbol "VLTO."
“Today marks an exciting milestone for Danaher. The successful spin-off of Veralto as an independent company creates exceptional opportunities for both Danaher and Veralto to better serve their customers, deliver on their respective strategic priorities and create greater long-term shareholder value," said Rainer M. Blair, Danaher President and Chief Executive Officer.
In connection with the separation, on September 30, 2023, Danaher stockholders received one share of common stock of Veralto for every three shares of Danaher common stock held at the close of business on September 13, 2023 (other than fractional shares, which will be aggregated and sold and the proceeds distributed to Danaher stockholders). Because the separation was completed on a Saturday and not a business day, the shares are expected to be credited to "street name" stockholders through the Depository Trust Corporation on October 2, 2023. Approximately 246 million shares of Veralto common stock were distributed in the distribution.

ABOUT DANAHER
Danaher is a global science and technology innovator committed to helping its customers solve complex challenges and improving quality of life around the world. Its family of world class brands has leadership positions in the demanding and attractive health care end-markets. With more than 15 operating companies, Danaher's globally diverse team of approximately 65,000 associates is united by a common culture and operating system, the Danaher Business System, and its Shared Purpose, Helping Realize Life's Potential. For more information, please visit www.danaher.com.

FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including the statements regarding Danaher's and Veralto’s opportunities to build shareholder value and deliver on strategic priorities and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, potential future, adverse impacts on our business, results of operations and financial condition related to the COVID-19 pandemic, the impact of our debt obligations on our operations and liquidity, deterioration of or instability in the economy, the markets we serve and the financial markets, uncertainties relating to national laws or policies, including laws or policies to protect or promote domestic interests and/or address foreign competition, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including rules relating to off-label marketing and other regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments and successfully complete divestitures and other dispositions, our ability to integrate the businesses we acquire and achieve the anticipated growth, synergies and other benefits of such acquisitions, contingent liabilities and other risks relating to acquisitions, investments, strategic relationships and divestitures (including tax-related and other contingent liabilities relating to past and future IPOs, split-offs or spin-offs), security breaches or other disruptions of our information technology systems or violations of data privacy laws, the impact of our restructuring activities on our ability to grow, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, the rights of the United States government with respect to our production capacity in times of national emergency or with respect to intellectual property/production capacity developed using government funding, risks relating to product, service or software defects, product liability and recalls, risks relating to fluctuations in the cost and availability of the supplies we use (including commodities) and labor we need for our operations, our relationships with and the performance of our channel partners, uncertainties relating to collaboration arrangements with third-parties, the impact of deregulation on demand for our products and services, the impact of climate change, legal or regulatory measures to address climate change and our ability to address stakeholder expectations relating to climate change, labor matters and our ability to recruit, retain and motivate talented employees representing diverse backgrounds, experiences and skill sets, non-U.S. economic, political, legal, compliance, social and business factors (including the impact of the military conflict between Russia and Ukraine), disruptions relating to man-made and natural disasters, pension plan and healthcare costs, inflation and the impact of our By-law exclusive forum provisions. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2022 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the second quarter of 2023. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, Danaher does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
John T. Bedford
Vice President, Investor Relations
Danaher Corporation
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C. 20037
Telephone: (202) 828-0850
Fax: (202) 828-0860

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